CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of Franklin Investors Securities Trust on Form N-1A (File No. 33-11444) of our report dated December 8, 1995 on our audit of the financial statements and financial highlights of Franklin Investors Securities Trust for the year ended October 31, 1995 and our report dated December 8, 1995 on our audit of the financial statements and financial highlights of the Adjustable Rate Securities Portfolios for the year ended October 31, 1995.



                          /s/ COOPERS & LYBRAND L.L.P.



San Francisco, California
December 11, 1996